                                                             Page 12 of 13 pages

                                    Exhibit 3

                                  NATINCO S.A.
                                 Societe Anonyme

15, rue de la Chapelle          L-1325 Luxembourg

Votre reference           Du     Notre reference                  Luxembourg, le

                              P R O C U R A T I O N

Nous soussignes Henri GRISIUS et John SEIL, agissant en notre qualite d'administrateurs de NATINCO S.A., 15, rue de la Chapelle, Luxembourg, deleguons irrevocablement a:

Monsieur Edouard GIVEL, demeurant a CH-1247 Anieres, 31, Chemin des Courbes,

dans la limite de l'objet social et des actes permis par la loi et des statuts sociaux, les pouvoirs suivants jusqu'au 30 juin 1999 en ce qui concerne la participation detenue dans TEKELEC, INC., avec siege social a 26580 West Agoura Road, Calabasas, Californie 91302:

- representer la societe en ce qui concerne l'offre au public aux Etats-Unis des actions ordinaires de la societe TEKELEC,

- representer la societe dans toutes assemblees generales, conseil d'administration ou reunions de quelque nature qu'elles soient,

-  prendre connaissance de tous documents et renseignements,

-  souscrire a toute augmentation de capital,

-  formuler toutes demandes ou reclamations, prendre part a toutes discussions,

-  faire toutes declarations ou confirmations, emettre tous avis,

-  signer toutes feuilles de presence, pieces ou formulaires quelconques,

- emettre tous voites, proceder a toutes reponses, preter son concours, prendre toutes mesures pour sauvegarder les droits de la societe ou les mettre en valeur,

-  et plus generalement faire tout le necessaire.

Fait a Luxembourg,
le 6 fevrier 1997
                                        NATINCO S.A.
                                        Societe Anonyme

                                        Henri Grisius        John Seil
                                        -------------------  -------------------
                                        Henri GRISIUS        John SEIL
                                        administrateur       administrateur

                                                            RC Luxembourg B 9018
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                                                             Page 13 of 13 pages

                                    Exhibit 3

                                 [TRANSLATION]

                                  NATINCO S.A.
                                 Societe Anonyme

15, rue de la Chapelle          L-1325 Luxembourg

Your reference           From     Our reference                   Luxembourg, le

                                POWER OF ATTORNEY

The undersigned Henri GRISIUS and John SEIL, acting in our capacity as managers of NATINCO S.A., 15, rue de la Chapelle, Luxembourg, irrevocably grant to:

Mr. Edouard GIVEL, residing at CH-1247 Anieres, 31, Chemin des Courbes,

in accordance with the law, the following powers valid until June 30, 1999 with respect to the interest held in TEKELEC, INC., with its headquarters located at 26580 West Agoura Road, Calabasas, California 91302:

- to represent the corporation in connection with the public offering in the United States of common stock of TEKELEC corporation,

- to represent the corporation in all annual meetings, board meetings or meetings of any nature whatsoever,

-  to keep apprised of all documents and information,

-  to subscribe to any capital increase,

-  to draw up all requests or complaints, to participate in all discussions,

-  to prepare all reports or confirmations, to render all advice,

-  to sign all timesheets, documents or forms whatsoever,

- to issue all votes, to respond, to participate, to take all measures to safeguard the rights of the corporation or enhance them, - more generally, to perform all acts which are necessary.

Executed at Luxembourg
February 6, 1997
                                        NATINCO S.A.
                                        Societe Anonyme

                                        Henri Grisius        John Seil
                                        -------------------  -------------------
                                        Henri GRISIUS        John SEIL
                                        Manager              Manager

                                                            RC Luxembourg B 9018